Exhibit 99.1

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2014 RESULTS

SECOND-QUARTER REVENUE UP 5.0%; FIRST HALF UP 4.4%

FIRST-HALF INCOME FROM CONTINUING OPERATIONS UP 6.5%; EPS $0.46

FIRST-HALF ADJUSTED EPS $0.49 EXCLUDING SHARE COUNT IMPACT OF CONVERTIBLE NOTES

ANNOUNCES NEW $400 MILLION FIVE YEAR UNSECURED CREDIT FACILITY

Cleveland, Ohio (July 29, 2014)—CBIZ, Inc. (NYSE: CBZ) (“Company”) today announced second-quarter and first-half results for the periods ended June 30, 2014.

For the second quarter ended June 30, 2014, CBIZ reported revenue of $180.9 million, an increase of $8.7 million, or 5.0%, compared with $172.2 million for the second quarter of 2013. Same-unit organic revenue increased by $3.7 million, or 2.1% for the 2014 second quarter, compared with the same period a year ago. Newly acquired operations contributed $5.0 million, or 2.9% to revenue in the 2014 second quarter. Income from continuing operations was $6.2 million, or $0.12 per diluted share, compared with $5.6 million, or $0.11 per diluted share reported in the second quarter of 2013. Adjusted EBITDA for the quarter ended June 30, 2014 was $19.2 million, compared with $18.8 million for the 2013 second quarter.

For the six-month period ended June 30, 2014, CBIZ reported revenue of $389.8 million, an increase of $16.4 million, or 4.4% over the $373.4 million recorded for the comparable six-month period a year ago. Same-unit organic revenue increased by $6.6 million or 1.8% for the first six months of 2014 compared with the same period a year ago. Acquisitions contributed $9.8 million, or 2.6% to revenue growth for the first half of 2014. Income from continuing operations was $24.2 million, or $0.46 per diluted share, for the first six months of 2014 compared with $22.7 million, or $0.46 per diluted share, for the first six months of 2013. Adjusted EBITDA was $58.5 million for the six months ended June 30, 2014, compared with $56.9 million for the 2013 first half.

The fully diluted weighted average share count for the first-half 2014 increased to 52.4 million shares at June 30, 2014, from 49.9 million shares a year ago primarily due to the accounting for approximately 2.8 million common share equivalents related to the 4.875% Convertible Notes. Normalized to exclude the impact of the increase in share equivalents related to the Convertible Notes, fully diluted earnings per share in the second quarter was $0.13, and for the first half was $0.49.

During the first half of 2014, the Company used $28.6 million for acquisition-related payments and $10.7 million to repurchase 1.3 million shares of its common stock. The Company used approximately $6.8 million to repurchase 0.8 million shares of its common stock in the second quarter. The outstanding balance on the Company’s unsecured bank line of credit at June 30, 2014, was $81.2 million compared with a balance of $48.5 million at December 31, 2013.

On July 28, 2014, the Company replaced its current $275 million unsecured credit facility with a new $400 million unsecured facility with a five year term. The new credit facility will provide the Company with the continued ability to grow through strategic acquisitions and the flexibility to refinance its Convertible Notes due October 1, 2015; and will enable the Company to lower borrowing costs and simplify its capital structure. The new credit facility will expire in July of 2019.

Effective July 7, 2014, in a privately negotiated transaction, the Company repurchased and retired $17.4 million of its $130.0 million 4.875% Convertible Senior Subordinated Notes due October 1, 2015. This transaction will result in lower interest expense of approximately $0.7 million annually, and based on the average stock price at June 30, 2014, will reduce the share count by approximately 380,000 share equivalents related to the Convertible Notes. The Company estimates it will record a one-time charge of approximately $0.8 million in the third quarter of 2014 related to the repurchase and early retirement of these Notes. Excluding the one-time charge for the early retirement of debt, the estimated impact of this transaction on fully diluted earnings per share for 2014 is approximately $0.01. The new $400 million credit facility provides the Company with the flexibility to conduct additional privately negotiated Convertible Note repurchases between now and the maturity date of October 1, 2015.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are pleased to record stronger revenue growth in the second quarter, and we expect stronger organic growth prospects in the second half of 2014. The investment we have made over the past several years in business development activities in target markets continues to impact margin, but is helping to enhance our longer term growth prospects. In addition to seeing improving organic growth trends, during the second quarter, we closed one acquisition, and we have closed four acquisitions to date in 2014. Our acquisition pipeline continues to be active, and we expect to close additional acquisitions through the balance of 2014.”

“CBIZ enjoys strong support from our credit line banks, and our new five-year $400 million unsecured credit facility will provide us with sufficient capacity to pursue strategic acquisition opportunities. In addition, the expanded facility will provide us a means to refinance the Convertible Notes due in 2015 with the flexibility to address additional early repurchases of the Notes as opportunities occur, “ concluded Mr. Gerard.

2014 Outlook: In 2014, the Company expects continued improvement in same-unit revenue growth rates, total revenue to grow within a range of 5% to 7%, and diluted earnings per share from continuing operations to grow within a range of 15% to 18% over 2013, assuming a constant share count compared with 2013. Cash flow will continue to be positive and Adjusted EBITDA is projected to increase within a range of 8% to 12% over the $75.6 million reported for 2013.

CBIZ will host a conference call at 11:00 a.m. this morning to discuss its results. The call will be webcast in a listen-only mode over the internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10049650 to receive the dial-in number and unique pin number. Participants may register at anytime, including up to and after the call start time.

A replay of the webcast will be available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET) July 29, through 5:00 p.m. (ET), August 1, 2014. The dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10049650.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government health care consulting, risk advisory, real estate consulting, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through 100 Company offices in 32 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2014 AND 2013

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED JUNE 30,
	2014	%	2013(1)%
Revenue	$180,885	100.0%	$172,229	100.0%
Operating expenses (2)	162,307	89.7%	151,091	87.7%

Gross margin	18,578	10.3%	21,138	12.3%
Corporate general and administrative expenses (3)	8,306	4.6%	7,649	4.5%

Operating income	10,272	5.7%	13,489	7.8%
Other income (expense):
Interest expense	(3,577)	-2.0%	(4,145)	-2.4%
Gain on sale of operations, net	68	0.0%	48	0.0%
Other income, net (4) (5)	3,936	2.2%	515	0.4%

Total other income (expense), net	427	0.2%	(3,582)	-2.0%
Income from continuing operations before income tax expense	10,699	5.9%	9,907	5.8%
Income tax expense	4,459		4,287

Income from continuing operations	6,240	3.4%	5,620	3.3%
(Loss) income from operations of discontinued businesses net of tax	(106)		1,622
(Loss) gain on disposal of discontinued businesses, net of tax	(27)		1,905

Net income	$6,107	3.4%	$9,147	5.3%

Diluted earnings per share:
Continuing operations	$0.12		$0.11
Discontinued operations	—		0.07

Net income	$0.12		$0.18

Diluted weighted average common shares outstanding	52,052		49,929
Other data from continuing operations:
Adjusted EBIT (6)	$14,208		$14,004
Adjusted EBITDA (6)	$19,172		$18,753

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expense of $1,679 and $154 for the three months ended June 30, 2014 and 2013, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $160,628 and $150,937, or 88.8% and 87.6% of revenue, for the three months ended June 30, 2014 and 2013, respectively.
(3)	Includes expense of $244 and a benefit of $35 for the three months ended June 30, 2014 and 2013, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $8,062 and $7,684, or 4 5% and 4.5% of revenue, for the three months ended June 30, 2014 and 2013, respectively.
(4)	Includes net gains of $1,923 and $119 for the three months ended June 30, 2014 and 2013, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the three months ended June 30, 2014 and 2013, amount includes income of $2,026 and expense of $17, respectively, related to net increases and decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $4,964 and $4,749 for the three months ended June 30, 2014 and 2013, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED JUNE 30,
	2014	%	2013 (1)%
Revenue	$389,793	100.0%	$373,418	100.0%
Operating expenses (2)	328,494	84.3%	310,480	83.1%

Gross margin	61,299	15.7%	62,938	16.9%
Corporate general and administrative expenses (3)	18,565	4.7%	17,633	4.8%

Operating income	42,734	11.0%	45,305	12.1%
Other income (expense):
Interest expense	(7,010)	-1.8%	(8,201)	-2.2%
Gain on sale of operations, net	76	0.0%	66	0.1%
Other income, net (4) (5)	5,911	1.5%	2,243	0.6%

Total other expense, net	(1,023)	-0.3%	(5,892)	-1.5%
Income from continuing operations before income tax expense	41,711	10.7%	39,413	10.6%
Income tax expense	17,489		16,672

Income from continuing operations	24,222	6.2%	22,741	6.1%
(Loss) income from operations of discontinued businesses, net of tax	(325)		2,781
(Loss) gain on disposal of discontinued businesses, net of tax	(501)		1,928

Net income	$23,396	6.0%	$27,450	7.4%

Diluted earnings (loss) per share:
Continuing operations	$0.46		$0.46
Discontinued operations	(0.01)		0.09

Net income	$0.45		$0.55

Diluted weighted average common shares outstanding	52,352		49,891
Other data from continuing operations:
Adjusted EBIT (6)	$48,645		$47,548
Adjusted EBITDA (6)	$58,457		$56,922

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expense of $2,293 and $2,381 for the six months ended June 30, 2014 and 2013, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $326,201 and $308,099, or 83.7% and 82.5% of revenue, for the six months ended June 30, 2014 and 2013, respectively.
(3)	Includes expenses of $347 and $240 for the six months ended June 30, 2014 and 2013, respectively, in compensation associated with gains from the Company’s deferred compensation plan (see note 4). Excluding this item, corporate general and administrative expenses would be $18,218 and $17,393, or 4.7% and 4.7% of revenue, for the six months ended June 30, 2014 and 2013, respectively.
(4)	Includes net gains of $2,640 and $2,621 for the six months ended June 30, 2014 and 2013, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the six months ended June 30, 2014 and 2013, amount includes income of $2,985 and expense of $904, respectively, related to net increases and decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $9,812 and $9,374 for the six months ended June 30, 2014 and 2013, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2014	2013 (1)	2014	2013 (1)
Revenue
Financial Services	$119,082	$113,527	$264,502	$254,452
Employee Services	54,479	51,488	110,588	104,266
National Practices	7,324	7,214	14,703	14,700

Total	$180,885	$172,229	$389,793	$373,418

Gross Margin
Financial Services	$14,491	$14,806	$49,889	$50,849
Employee Services	8,543	8,620	18,917	18,776
National Practices	639	339	1,385	875
Operating expenses—unallocated (2):
Other	(3,416)	(2,473)	(6,599)	(5,181)
Deferred compensation	(1,679)	(154)	(2,293)	(2,381)

Total	$18,578	$21,138	$61,299	$62,938

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of comprehensive income. Gains or losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in “operating expenses” and as income or expense in “other income, net.”

NON-GAAP EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Non-GAAP Earnings from Continuing Operations (3)

	THREE MONTHS ENDED JUNE 30,
	2014	Per Share	2013 (1)	Per Share
Income from Continuing Operations	$6,240	$0.12	$5,620	$0.11
Selected non-cash items:
Amortization	3,683	0.07	3,586	0.07
Depreciation	1,281	0.02	1,163	0.02
Non-cash interest on convertible notes	764	0.02	710	0.02
Stock-based compensation	1,598	0.03	1,488	0.03
Adjustment to contingent earnouts	(2,026)	(0.04)	17	0.00

Non-cash items	5,300	0.10	6,964	0.14

Non-GAAP earnings—Continuing Operations	$11,540	0.22	$12,584	0.25

	SIX MONTHS ENDED JUNE 30,
	2014	Per Share	2013 (1)	Per Share
Income from Continuing Operations	$24,222	$0.46	$22,741	$0.46
Selected non-cash items:
Amortization	7,274	0.14	7,042	0.14
Depreciation (4)	2,538	0.05	2,332	0.05
Non-cash interest on convertible notes	1,500	0.03	1,394	0.03
Stock-based compensation	2,987	0.06	2,924	0.06
Adjustment to contingent earnouts	(2,985)	(0.06)	904	0.01

Non-cash items	11,314	0.22	14,596	0.29

Non-GAAP earnings—Continuing Operations	$35,536	0.68	$37,337	$0.75

(3)	The Company believes Non-GAAP earnings and Non-GAAP earnings per diluted share more clearly illustrate the impact of certain non-cash charges and credits to “income from continuing operations” and are a useful measure for the Company and its analysts. Non-GAAP earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Non-GAAP earnings per diluted share is calculated by dividing Non-GAAP earnings by the number of weighted average diluted common shares outstanding for the period indicated. Non-GAAP earnings and Non-GAAP earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.
(4)	Capital spending was $0.9 million and $1.2 million for the three months ended June 30, 2014 and 2013, respectively.

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	JUNE 30, 2014	DECEMBER 31, 2013 (1)
Cash and cash equivalents	$3,948	$771
Restricted cash	$23,190	$22,112
Accounts receivable, net	$179,122	$143,107
Current assets before funds held for clients	$226,730	$186,086
Funds held for clients—current and non-current	$101,703	$164,389
Goodwill and other intangible assets, net	$498,972	$469,083
Total assets	$910,878	$897,458
Notes payable—current	$374	$1,602
Current liabilities before client fund obligations	$188,589	$103,103
Client fund obligations	$101,596	$164,311
Bank debt	$81,200	$48,500
Convertible notes—non-current	$126,756	$125,256
Total liabilities	$511,777	$523,012
Treasury stock	$(409,371)	$(397,548)
Total stockholders’ equity	$399,101	$374,446
Debt to equity (2)	52.2%	46.8%
Days sales outstanding (DSO)—continuing operations (3)	86	74
Shares outstanding	49,296	48,964
Basic weighted average common shares outstanding	48,228	48,632
Diluted weighted average common shares outstanding	52,352	49,141

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Ratio is convertible notes, bank debt and notes payable divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable, net and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at June 30, 2013 was 80.